                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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                               PALL CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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PALL CORPORATION

2200 Northern Boulevard
East Hills, New York 11548

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held November 15, 2000

To the Holders of Common Stock:

PLEASE TAKE NOTICE that the annual meeting of shareholders of Pall Corporation, a New York corporation (the “Company”), will be held at The Garden City Hotel, 45 Seventh Street, Garden City, New York 11530, on Wednesday, November 15, 2000 at 11:00 a.m. for the following purposes:

(1)	to elect four directors for a three-year term;

(2)	to consider and vote upon a proposal to approve the adoption of an amendment to the Company’s 1998 Employee Stock Option Plan; and

(3)	to transact such other business as may properly come before the meeting.

The close of business on October 6, 2000 has been fixed as the record date for the meeting; only shareholders of record at that time are entitled to notice of and to vote at the meeting.

Registered shareholders have the choice of voting their shares either by returning their proxy card by mail or by granting their proxy by telephone or on the internet. Instructions for voting by telephone or the internet are printed on the enclosed proxy card. Shareholders who hold their shares beneficially through a nominee, such as a bank or broker, may be able to vote via the internet or telephonically, as well as by mail. These shareholders should follow the instructions they receive from their nominee.

Mary Ann Bartlett
Corporate Secretary and
Assistant General Counsel

October 18, 2000

YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the meeting, please grant your proxy.

Remarks from the annual meeting will be available on the Company’s website at http://www.pall.com starting at noon EST on November 16, 2000. Online participants will need the RealAudio plug-in (available at www.realaudio.com), a sound card and speakers.

PALL CORPORATION

2200 Northern Boulevard
East Hills, New York 11548

October 18, 2000

PROXY STATEMENT

      The enclosed proxy is solicited by the Board of Directors of Pall Corporation, a New York corporation (the “Company”), for use at the annual meeting of shareholders to be held on Wednesday, November 15, 2000, at 11:00 a.m. at The Garden City Hotel, 45 Seventh Street, Garden City, New York 11530, and at any adjournments thereof (the “meeting”). A map and directions to The Garden City Hotel are printed on the back cover of this Proxy Statement. Whether or not you plan to attend the meeting, we request that you date and execute the enclosed form of proxy and return it in the enclosed postage-paid return envelope, or use the telephone or the internet to grant your proxy and vote. Instructions for voting by telephone or the internet are on the enclosed proxy card.

      The approximate date on which this proxy statement and the enclosed proxy will be first sent to shareholders is October 18, 2000. The cost of the solicitation of proxies in the enclosed form will be borne by the Company. The solicitation is to be made primarily by mail, but may be supplemented by telephone calls and personal solicitation by full-time regular employees of the Company, who will not be specially compensated therefor, and by the firm of Georgeson Shareholder Communications Inc., which has been retained for this purpose by the Company and which is to be paid the sum of $7,500 as a fee for its services plus disbursements estimated at $9,000.

VOTING

      Registered shareholders can grant a proxy and vote telephonically or via the internet. Telephone and internet voting information is provided on the proxy card. A control number, located on the proxy card, is designed to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded. If you do not choose to vote by telephone or internet, you may mail your proxy card in the enclosed envelope.

      If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from them. The availability of telephone and internet voting will depend on their voting processes.

      The shares represented by your properly completed proxy card will be voted in accordance with your instructions marked on it. If your proxy card is properly signed, dated and delivered to us but contains no instructions, the shares represented by your proxy will be voted for the election as directors of the nominees proposed herein and for the approval of the amendment to the Pall Corporation 1998 Employee Stock Option Plan. The Board of Directors is not aware of any other matters to be presented for action at the meeting, but if other matters are properly brought before the meeting, shares represented by properly completed proxies received by mail, telephone or the internet will be voted in accordance with the judgment of the persons named as proxies.

      Shareholders have the right to revoke their proxies at any time before a vote is taken, by notifying the Secretary of the Company in writing at the address given above. In addition, a shareholder may revoke a proxy (1) by executing a new proxy card bearing a later date or by voting by telephone or the internet at a later date, provided the new proxy is received by Equiserve (which will have a representative present at the meeting) before the vote, (2) by attending the meeting and voting in person, or (3) by any other method available to shareholders by law.

      The close of business on October 6, 2000 has been fixed as the record date for the meeting, and only shareholders of record at that time will be entitled to vote. The only capital stock of the Company outstanding is Common Stock, par value $.10 per share (the “Common Stock”). There were 122,477,260 shares of Common Stock outstanding and entitled to vote on the record date. Each shareholder is entitled to one vote for each share held. The holders of a majority of the shares issued and outstanding on the record date, present in person or represented by proxy received by mail, telephone or the internet, will constitute a quorum at the meeting.

ELECTION OF DIRECTORS

      Four directors are to be elected at the meeting for a three-year term. The Nominating Committee of the Board of Directors has nominated Daniel J. Carroll, Eric Krasnoff, Edward L. Snyder and James D. Watson for three-year terms; the Board recommends to shareholders that these nominees be elected. All of the nominees are presently directors of the Company with the exception of Dr. Snyder. Although it is not anticipated that any of the nominees will become unavailable before the meeting, in that event the persons named as proxies on the enclosed proxy card will have the right, at their discretion, to vote all properly completed proxies (received by mail, telephone or the internet) for such substitute candidate, if any, as may be nominated by the Board of Directors.

      Directors will be elected by a plurality of the votes properly cast (in person or by proxy) at the meeting. Thus, shareholders who do not vote, or who withhold their vote from one or more of the nominees named above and do not vote for another person, will not affect the outcome of the election provided that a quorum is present at the meeting. A broker who is the record owner of shares of Common Stock beneficially owned by a customer will have discretionary authority to vote such shares if the broker has not received voting instructions from the beneficial owner by the tenth day before the meeting, provided that this proxy statement has been transmitted to the beneficial owner at least 15 days before the meeting.

      Set forth below is information with respect to the nominees and each other present director of the Company continuing in office after the meeting. The principal occupations of each director and nominee during at least the past five years are described in the paragraphs following the table.

			Service as	Present
		Position and offices	director	term
Name	Age	with the Company**	since	expires

Eric Krasnoff*	48	Chairman and Chief Executive Officer and Director	1994	2000

Jeremy Hayward-Surry	57	President and Director	1993	2002

Abraham Appel	85	Founder Director	1969	2002

Daniel J. Carroll, Jr.*	55	Director	1999	2000

John H.F. Haskell, Jr.	68	Director	1998	2001

Ulric Haynes, Jr.	69	Director	1994	2002

Edwin W. Martin, Jr.	69	Director	1993	2002

Katharine L. Plourde	48	Director	1995	2001

Heywood Shelley	73	Director	1990	2001

Alan B. Slifka	71	Director	1964	2001

Edward L. Snyder*	54	Director	—	—

James D. Watson*	72	Director	1988	2000

*	Nominee for election at the meeting.

**	Mr. Appel is a member of the Audit, the Compensation and the Planning and Governance Committees of the Board of Directors. Mr. Carroll is a member of the Compensation and the Planning and Governance Committees. Mr. Haskell is a member of the Nominating and the Planning and Governance Committees. Mr. Haynes is a member of the Compensation and the Planning and Governance Committees. Mr. Krasnoff and Mr. Hayward-Surry are members of the Executive Committee. Dr. Martin is a member of the Compensation and the Nominating Committees. Ms. Plourde is a member of the Audit and the Planning and Governance Committees. Mr. Shelley is a member of the Executive and the Nominating Committees. Dr. Watson is a member of the Audit Committee.

      Mr. Krasnoff has been Chairman and Chief Executive Officer of the Company since July 1994.

      Mr. Hayward-Surry has been President of the Company since July 1994. He was also Treasurer and Chief Financial Officer of the Company from November 1992 to January 1998. Mr. Hayward-Surry is a director of V.I. Technologies, Inc.

      Mr. Appel is President of A. Bram Appel Consultants Inc., located in Toronto, Ontario, which manages family investments in private companies and equity securities. Mr. Appel was a major source of financing of the Company in the early years after its founding in 1946.

      Mr. Carroll became Chief Operating Officer in January 1998, and also Vice President Business Operations in May 1999, of the Business Communications Systems Unit of Lucent Technologies Inc., Basking Ridge, New Jersey. Before January 1998, he held a number of executive positions with AT&T Corp. until the spin-off of Lucent Technologies Inc. from AT&T Corp. in October 1996. Thereafter, Mr. Carroll was Vice President — Product Realization of the Business Communications Systems Unit of Lucent Technologies Inc. until December 1996, and Vice President — Large Business Markets and Global Provisioning Organization of the Business Communications Systems Unit of Lucent Technologies Inc. from December 1996 until January 1998. Mr. Carroll, who has been employed by Lucent Technologies or its predecessor AT&T for 35 years, will leave his employment with Lucent on November 1, 2000.

      Mr. Haskell’s principal occupation for more than the past five years has been as an investment banker and adviser with the investment banking firm of Dillon Read & Co. and its successors Warburg Dillon Read LLC and UBS Warburg LLC. Mr. Haskell is a director of AXA Financial, Inc. (formerly named The Equitable Companies Incorporated) and of the Equitable Life Assurance Society of the United States, which is a wholly-owned subsidiary of AXA Financial.

      Mr. Haynes, who was the U.S. Ambassador to Algeria in 1977-1981, has been Executive Dean for University International Relations at Hofstra University, Hempstead, New York, since September 1996. Prior thereto, he was Dean of the Business School at Hofstra University.

      Dr. Martin was President and Chief Executive Officer until September 1994, and since then has been President Emeritus, of the National Center for Disability Services, a non-profit education, rehabilitation and research agency located in Albertson, New York. Dr. Martin is a director of Roslyn Bancorp Inc.

      Ms. Plourde was a Principal and analyst at the investment banking firm of Donaldson, Lufkin & Jenrette, Inc., New York, New York, until November 1997. Since that time she has engaged in private investing and serving on the board of directors of the Company and of several not-for-profit organizations.

      Mr. Shelley’s principal occupation for more than the past five years has been as a practicing attorney with the firm of Carter, Ledyard & Milburn, New York, New York. The firm acts as legal counsel to the Company.

      Mr. Slifka is Managing Principal of Halcyon/ Alan B. Slifka Management Company LLC. The firm, headquartered in New York City, provides financial asset management through the Halcyon and Gryphon Partnerships, of which it is managing general partner. Mr. Slifka is also Managing Member of Halcyon Offshore Management Co., LLC, a registered broker-dealer. In addition, from October 1993 to March 1999 he was Chairman of the Board of Global Telesystems Group, Inc., an operator of long distance and access telecommunications networks and a provider of voice and data telecommunications services to business customers and other telecommunications service providers in Western Europe, the Commonwealth of Independent States, Central Europe, India and China. In March 1999, Mr. Slifka became Vice Chairman of Global Telesystems and continues as a director of that company.

      Dr. Snyder’s principal occupations are with the Yale University School of Medicine and Yale-New Haven Hospital, both in New Haven, Connecticut. At the University, Dr. Snyder is Professor of Laboratory Medicine and Vice Chairman/ Associate Chair for Clinical Affairs of the Department of Laboratory Medicine. At the Hospital, Dr. Snyder is director of Blood Bank/ Apheresis Service and Assistant Chief/ Associate Chair for Clinical Affairs at the Department of Laboratory Medicine. Dr. Snyder also has Appointed Consultant status with the Food and Drug Administration Medical Devices Advisory Committee — Hematology and Pathology Devices Panel, and is a past president of the American Association of Blood Banks.

      Dr. Watson’s principal occupation for more than the past five years has been as President of the Cold Spring Harbor Laboratory, a biomedical research institution specializing in genetics. Dr. Watson and a colleague won the Nobel Prize in medicine in 1962 for determining that the molecular structure of DNA is a double-helix, which made possible the dramatic developments relating to DNA which have followed that discovery. Dr. Watson was a prime mover in the establishment of the federal government’s human genome project and headed that project for a number of years from its inception. In recognition of his contributions, Dr. Watson was invited to be present at the recent White House ceremony announcing major progress in the human genome projects of the government and of a private company. Dr. Watson is a director of Diagnostic Products Corporation.

      There were eight meetings of the Board of Directors of the Company during fiscal 2000. The Executive Committee of the Board is authorized to act on most Board matters during the intervals between meetings of the full Board. The Executive Committee did not meet during fiscal 2000 but took a number of actions by unanimous written consent.

      The duties and responsibilities of the Audit Committee include, among other things, oversight of the Company’s Compliance and Ethics Program, identification of significant public policy issues and the Company’s policy and practices with respect thereto to ensure that they are consistent with the Company’s social responsibility, review of the Company’s financial statements, consideration of the nature and scope of the work to be performed by the Company’s independent auditors, oversight of the results of such work, review of such auditors’ letters to management which evaluate (as part of their annual audit of the Company’s financial statements) the internal control systems of the Company, discussions with management of particular areas of the Company’s operations, and meeting with the Company’s internal audit managers to review their plans and to discuss internal audit reports. The Audit Committee met three times during fiscal 2000, including one time by telephone conference call.

      The Compensation Committee has the power and duty to adopt, amend and terminate any management employee benefit plan, fix the compensation of officers of the Company and authorize and approve the making of employment contracts between the Company and its officers. The Committee also administers the Company’s stock option plans and the Management Stock Purchase Plan. The Compensation Committee met three times in fiscal 2000 and in addition took certain actions by unanimous written consent.

      The Nominating Committee has the power and duty to develop policy on the size and composition of the Board of Directors and criteria for director nomination, to establish procedures for the nomination process, to identify and recommend candidates for election to the Board, and to evaluate the participation and contribution of current Board members. The Nominating Committee met twice in fiscal 2000. The Nominating Committee will consider nominees for director recommended by shareholders. The procedure to be followed by a shareholder in submitting such recommendations is to send the Corporate Secretary a letter making the recommendation and describing fully the education, business experience and other qualifications of the person recommended.

      The Planning and Governance Committee has the power and the duty to study and make recommendations to the Board and/or management regarding corporate strategy and corporate governance issues. The Planning and Governance Committee met three times in fiscal 2000.

      During fiscal 2000, each director attended not less than 75% of the aggregate number of meetings of the Board and of the Board committee or committees on which he or she served.

      For serving on the Board of Directors, each director of the Company who is not also an employee of the Company is paid $2,000 a month plus $2,500 for each meeting of the Board and Board committees attended (other than meetings by conference telephone). Each member of the Audit Committee is paid an additional $500 a month, and Mr. Shelley is paid an additional $750 a month for his service on the Executive Committee. The two directors who are Company employees receive no additional compensation for serving as directors.

      The Company and its officers and directors are insured under an insurance policy dated August 1, 2000, with Chubb Group of Insurance Companies (“Chubb”) with respect primarily to liability arising from the performance by officers and directors of their corporate duties. The policy also includes certain other coverages and the Company pays the premium, which is $149,428 per year. The Company and its officers and directors are also insured under three excess insurance policies, each dated August 1, 2000, which are with National Union Fire Insurance Company of Pittsburgh, Pennsylvania, Executive Risk Specialty Insurance Company and Chubb with respect to liability arising from the performance by officers and directors of their corporate duties. The total annual premium paid by the Company for these three policies is $142,366.

      Under the Company’s Stock Option Plan for Non-Employee Directors (the “Director Plan”), options are granted automatically each year, on the date of and immediately following the annual meeting of the Company’s shareholders, to each member of the Board of Directors who is elected or re-elected at such annual meeting and who is not at that time an employee of the Company or any of its subsidiaries (a “Non-Employee Director”). There are currently ten Non-Employee Directors. The exercise price of each option granted under the Director Plan is the fair market value (as defined in the Director Plan), on the date of grant, of the shares of Common Stock subject to such option. Each option granted under the Director Plan becomes exercisable in three substantially equal, cumulative installments on each of the first three anniversary dates of the date of grant, and expires on the fifth anniversary of the date of grant.

      Under the Director Plan, on the date of each annual meeting of the Company’s shareholders, each Non-Employee Director who is elected a director of the Company by the shareholders for the first time at such annual meeting is granted an option to purchase 20,000 shares of Common Stock for election to a three-year term, 16,667 shares of Common Stock for election to a two-year term, and 13,333 shares for election to a one-year term. Also on the date of each annual meeting of shareholders, each Non-Employee Director who is re-elected at such meeting is granted an option to purchase 10,000 shares for a three-year term, 6,667 shares for a two-year term, and 3,333 shares for a one-year term. Thus, Messrs. Appel, Haynes and Martin, who were re-elected for a three-year term at the annual meeting held November 17, 1999, were each granted an option on that date to purchase 10,000 shares of Common Stock at an exercise price of $23.1875 per share, and Mr. Carroll, who was elected a director at that annual meeting, for the first time, for a one-year term, was granted an option to purchase 13,333 shares of Common Stock at the same exercise price.

COMPENSATION AND OTHER BENEFITS OF SENIOR MANAGEMENT

      The following table sets forth information concerning the total compensation of the Chief Executive Officer of the Company and the four other executive officers who had the highest individual aggregates of salary and bonus (whether paid in cash or restricted stock units) during the Company’s fiscal year ended July 29, 2000. These five persons are hereinafter referred to collectively as the “Named Executive Officers.”

Summary Compensation Table

						Long-term
						compensation awards

		Annual Compensation				Restricted	Securities	All other
	Fiscal					Stock	underlying	compensa-
Name and principal position	year	Salary(a)	Bonus(b)	Other		Units(c)	options(#)	tion(d)

Eric Krasnoff	2000	$581,880	$581,880	—		$351,933	—	$45,414
Chairman and	1999	558,532	-0-	$71,638	(e)	444,033	180,000	52,450
Chief Executive Officer	1998	537,004	214,802	84,394	(f)		180,000	73,772

Jeremy Hayward-Surry	2000	371,644	298,233			179,161	—	37,153
President	1999	382,304	-0-			227,949	75,000	34,540
	1998	367,588	110,276				75,000	44,900

John Adamovich	2000	260,000	200,200			112,114	—	13,079
Group Vice President, Chief	1999	260,000	-0-			165,633	45,000	6,519
Financial Officer & Treasurer	1998	144,240	72,120				45,000	-0-

Samuel Wortham	2000	237,588	166,312			58,497	—	37,878
Group Vice President	1999	228,400	-0-			194,765	35,000	33,116
	1998	219,648	79,337				30,000	37,614

Gerhard Weich	2000	267,567	36,533			54,903	—	12,773
Group Vice President (g)	1999	276,220	-0-			52,563	35,000	10,280
	1998	265,836	39,917				30,000	19,853

(a)	The dollar amounts in this column for fiscal 2000 do not include the following amounts of fiscal 2000 salary which the Named Executive Officers elected to receive in the form of restricted stock units under the Management Stock Purchase Plan (the “Management Plan”) as follows: Mr. Hayward-Surry — $26,000; and Mr. Adamovich — $26,000. These amounts are included in the fiscal 2000 dollar amounts shown in the “Restricted Stock Units” column of this table.

(b)	The dollar amounts in this column for fiscal 1999 do not include the following amounts of bonuses which the Named Executive Officers elected to receive in the form of restricted stock units under the Management Plan: Mr. Krasnoff — $296,022; Mr. Hayward-Surry — $151,966; Mr. Adamovich — $110,422; Mr. Wortham — $129,843; and Mr. Weich — $35,042. These amounts are included in the dollar amounts shown in the “Restricted Stock Units” column of this table. No Named Executive Officer elected to receive any portion of his fiscal 2000 bonus in the form of restricted stock units. The Management Plan was not in effect in fiscal 1998.

(c)	Each dollar amount shown for a full fiscal year in this column is the sum of (1) the salary amount shown in footnote (a) for the same fiscal year which a Named Executive Officer elected to receive in the form of restricted stock units under the Management Plan, (2) the bonus amount shown in footnote (b) for the same fiscal year which such Named Executive Officer elected to receive in the form of restricted stock units under the Management Plan, and (3) the aggregate of the dollar values on the dates of grant (based on the closing prices for a share of Common Stock on those dates) of additional restricted stock units awarded to such Named Executive Officer under the Management Plan as one-time initial awards, as matching units for units purchased by the Named Executive Officer, and as dividend equivalent units on all restricted stock units outstanding on the payment dates of dividends on the Common Stock. The aggregate number of restricted stock units held by each Named Executive Officer at the Company’s fiscal 2000 year-end (July 29, 2000), and the value of such units (based on the closing price of a share of Common Stock of $20.50 on July 28, 2000) were as follows: Mr. Krasnoff — 53,439 units ($1,095,500); Mr. Hayward-Surry — 22,996 units ($471,418); Mr. Adamovich — 13,964 units ($286,262); Mr. Wortham — 12,757 units ($261,519); and Mr. Weich — 5,307 units ($108,794).

(d)	Includes amounts which, under regulations of the Securities and Exchange Commission, are deemed to be compensation by reason of interest-free loans made by the Company for the payment of the exercise price of options under the Company’s employee stock option plans. See Indebtedness of Officers and Directors under Stock Option Plans below. Such amounts, computed under rates prescribed by the Internal Revenue Service to determine “imputed interest”, were as follows in fiscal 2000: Mr. Krasnoff — $17,588; Mr. Hayward-Surry — $18,711; Mr. Wortham — $25,613; and Mr. Weich — $12,773. Also includes employer contributions under the Company’s Profit-Sharing Plan and Supplementary Profit-Sharing Plan, which contributions for fiscal 2000 were as follows: Mr. Krasnoff — $27,826; Mr. Hayward-Surry — $18,442; Mr. Adamovich — $13,079; and Mr. Wortham — $12,265.

(e)	Comprised of $48,753 for the cost of legal and accounting services and $22,885 for the provision of a company car.

(f)	Comprised of $64,275 for the cost of legal and accounting services and $20,119 for the provision of a company car.

(g)	Mr. Weich retired as an executive officer of the Company on July 31, 2000, but will continue as an employee of the Company until May 2001.

Options

      No options were granted to the Named Executive Officers during fiscal 2000. The following table sets forth information concerning exercises of stock options by the Named Executive Officers during fiscal 2000, and the number and value of unexercised options held by each of them at fiscal year-end (July 29, 2000):

Aggregated Option Exercises in Last Fiscal

Year and Fiscal Year-End Option Values

			Number of securities		Value of unexercised
			underlying unexercised		in-the-money options
			options at fiscal year-end		at fiscal year-end(1)
	Shares acquired	Value
Name	on exercise(#)	realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Eric Krasnoff	-0-	$-0-	255,000	225,000	$100,313	$285,938

Jeremy Hayward-Surry	-0-	-0-	131,250	93,750	43,359	120,703

John Adamovich	-0-	-0-	33,750	56,250	16,172	62,578

Samuel T. Wortham	-0-	-0-	53,750	41,250	19,922	56,016

Gerhard Weich	-0-	-0-	53,750	41,250	19,922	56,016

(1)	Value of unexercised options is the difference between the aggregate market value of the underlying shares (based on the closing price on July 28, 2000, which was $20.50 per share) and the aggregate exercise price for such shares.

Contracts with Named Executive Officers

      The Company has employment contracts with Messrs. Krasnoff, Hayward-Surry, Adamovich and Wortham, the four U.S.-based Named Executive Officers. Each of these four contracts provides for annual base salaries equal to the greater of (i) the base salary for the preceding fiscal year adjusted for the annual change in the consumer price index or (ii) an amount fixed by the Board of Directors (which acts for this purpose by its Compensation Committee, consisting of Non-Employee Directors). The base salaries payable for fiscal 2001, as fixed by the Compensation Committee, are as follows: Mr. Krasnoff — $640,035; Mr. Hayward-Surry — $437,360; Mr. Adamovich — $300,000; and Mr. Wortham — $270,000. These contracts also provide for annual incentive bonuses determined by a formula under which a bonus equal in amount to a percentage of base salary becomes payable if the Company’s return on equity (after-tax consolidated net income, as defined, as a percentage of average shareholders’ equity, as defined) exceeds a certain percentage; the bonus increases to reflect increases in return on equity up to a maximum bonus payable when return on equity equals or exceeds a certain percentage. Mr. Wortham’s bonus also includes a component based on the results of operations of the business segment of the Company for which he is responsible. See Compensation Committee Report on Executive Compensation — Annual Incentive Bonuses .

      Each of these four employment contracts is for a term of employment which will continue until terminated by either party on not less than two years’ notice except that (i) the effective date of termination cannot be earlier than July 31, 2003 as to Messrs. Krasnoff and Hayward-Surry and January 4, 2003 as to Mr. Adamovich and (ii) unless the parties agree otherwise, the term of employment ends at age 65. In addition, Mr. Krasnoff has the right to terminate his employment on not less than 30 days’ notice if at any time he no longer has the title, authority and duties of chief executive officer. Under each of these four employment contracts, in the event of a “change of control” of the Company (as defined), the officer has the right to terminate his employment effective immediately or effective on a date specified in his notice of termination that is not more than one year from the date of giving of such notice. Upon any such termination, the officer would be entitled to his salary and bonus compensation prorated to the effective date of termination. In addition, in the event of termination (i) by Mr. Krasnoff because he is no longer chief executive officer or (ii) by Mr. Krasnoff or Mr. Hayward-Surry in the event of a change of control of the Company or (iii) by the Company on notice as described in the first sentence of this paragraph, Mr. Krasnoff would become entitled to two years’ severance pay and Mr. Hayward-Surry would become entitled to one year’s severance pay. The amount of such severance pay would be the sum of the minimum base salary and the maximum incentive bonus in the fiscal year of termination, determined under the contract provisions described in the preceding paragraph. The officer would have the option of either taking such severance pay in installments at the times at which the base salary and incentive bonus would have been paid had his employment not been terminated, or taking a lump sum equal to the present value of such payments at the effective date of the termination of his employment.

      The contracts with Messrs. Krasnoff and Hayward-Surry also provide for an “Annual Contract Pension” beginning at the end of the term of employment except that if the officer is entitled to severance pay as described in the preceding paragraph, the Annual Contract Pension does not commence until the end of the period covered by such severance pay — two years after the end of the term of employment as to Mr. Krasnoff and one year as to Mr. Hayward-Surry. The Annual Contract Pension is for a term of ten years as to Mr. Krasnoff and five years as to Mr. Hayward-Surry and is in the annual amount determined by (1) multiplying “Final Pay” (as defined) by 60% and (2) reducing the product of such multiplication by (i) in the case of Mr. Krasnoff, an annual offset in the amount of the maximum pension payable under a qualified pension plan in accordance with §415 of the Internal Revenue Code, currently $135,000 a year; and (ii) in the case of Mr. Hayward-Surry, an annual offset in the amount payable to him annually, as an annuity for his lifetime only, under the Company’s qualified pension plan, described below under Pension Plans. Final Pay is defined as the average of the officer’s cash compensation (base salary plus incentive compensation and any other bonus payments) for the three years in which his compensation was highest out of the five years preceding the end of his employment with the Company. Based on fiscal years through fiscal 2000, Final Pay would be $995,670 as to Mr. Krasnoff and $604,043 as to Mr. Hayward-Surry. After the first year, the Annual Contract Pension is adjusted annually for inflation. The contracts with Messrs. Krasnoff and Hayward-Surry also provide for lifetime medical coverage beginning at the end of the term of employment, similar to what is commonly known as “medigap” coverage; i.e., coverage for expenses in excess of those covered by government-financed medical coverage such as Medicare. Also, at the start of the 30-day period preceding the end of the term of employment under the contracts with Messrs. Krasnoff and Hayward-Surry, the exercisability of any employee stock options that are not yet fully vested is accelerated and such options can be exercised in full during such 30-day period and thereafter until they expire by their terms.

      Pall Deutschland Gmbh Holding, the Company’s subsidiary in Germany, has an employment contract with Mr. Weich, who retired as an executive officer of the Company on July 31, 2000 but is continuing as an employee of the Company until he reaches age 65 in May 2001. The contract provides for a fiscal 2001 salary at an annual rate of approximately $275,600 based on the average of dollar exchange rates during fiscal 2000. This contract also provides for a fiscal 2001 annual incentive bonus determined under the return on equity formula described above, and Mr. Weich may receive an additional bonus amount based on the results of operations of the Company’s business segment of which he was in charge until July 31, 2000. The Chief Executive Officer of the Company has discretion to determine the amount of this additional bonus, up to a maximum of 15% of Mr. Weich’s fiscal 2001 base salary. His aggregate maximum bonus for fiscal 2000 will be 25% of his base salary. See Compensation Committee Report on Executive Compensation — Annual Incentive Bonuses.

Pension Plans

      Messrs. Krasnoff, Hayward-Surry, Adamovich and Wortham are participants in the Pall Corporation Cash Balance Plan (the “Cash Balance Plan”), a defined benefit plan qualified under the Internal Revenue Code. Benefits under the Cash Balance Plan are determined pursuant to a benefit formula under which, at the end of each plan year, each participant’s account is credited with two types of credits: (a) interest credits, equal to the rate of interest on one-year Treasury Securities for the month of June immediately preceding the calendar year in which the participant’s account is to be credited, and (b) for each participant who has 1,000 hours of service with the Company during the year in which his or her account is to be credited, an amount equal to 2.5%-5% of the participant’s compensation, depending on his or her age and years of service to the Company as of the beginning of the plan year. Participants who have attained age 50 and who have at least 10 years of service with the Company as of August 1, 1999 will receive additional “transition credits” equal to 2% of their compensation each year. Mr. Hayward-Surry and Mr. Wortham qualify for transition credits. Covered compensation under the Cash Balance Plan is total compensation, including bonuses and overtime but excluding stock options and contributions to all benefit programs. For fiscal 2000, the maximum amount of any participant’s covered compensation which could be taken into account under the Pension Plan for the purpose of computing that participant’s benefits was limited by the Internal Revenue Code to $160,000.

      Under the Company’s Supplementary Pension Plan (which is not a qualified plan under the Internal Revenue Code), additional pension benefits are provided to certain employees, including Messrs. Krasnoff, Hayward-Surry, Adamovich and Wortham. The Supplementary Pension Plan provides lifetime pension payments which, when added to primary Social Security benefits and assumed straight life annuity payments from the Cash Balance Plan, will on an annual basis equal 50% of a participant’s “Final Average Compensation,” which is defined as the average of the three highest of a participant’s last five years of cash compensation (salary and bonus). If a participant vested under the Supplementary Pension Plan dies before retirement, his surviving spouse receives a lifetime pension equal to 50% of the straight-life-annuity pension which the participant would have been entitled to receive upon retirement. Currently, Final Average Compensation (based on fiscal years through fiscal 2000) for the Named Executive Officers who participate in the Supplementary Pension Plan would be as follows: Mr. Krasnoff — $995,670; Mr. Hayward-Surry — $604,043; Mr. Adamovich — $357,661; and Mr. Wortham — $369,552.

      Mr. Weich is a participant in pension plans and supplementary executive pension arrangements provided by certain of the Company’s European subsidiaries. His pension benefits as so supplemented are based upon Pensionable Service and Pensionable Income, where Pensionable Service is generally defined as up to 40 years of uninterrupted full-time employment between ages 20 and 65, and Pensionable Income is defined as the average of 13 times monthly average base salary for the three years ended the July 1 preceding retirement. Mr. Weich’s benefit formula for each year of Pensionable Service is (i) 0.3% of Pensionable Income up to the German Social Security Salary Ceiling as of the July 1 preceding his retirement (103,200 Deutsche Marks as of July 1, 2000, equal to approximately $49,000 at that date), plus (ii) 1.5% of Pensionable Income above such Ceiling. If Mr. Weich had retired at the end of the Company’s last fiscal year (July 29, 2000) and had been age 65 at that time, he would have had 35 years of Pensionable Service and would have been entitled to a total annual pension of DM 202,708 (approximately $96,220). If Mr. Weich’s spouse should survive him, she would receive a lifetime pension after his death equal to 60% of Mr. Weich’s pension. Under German law, a pension is subject to cost-of-living adjustments every three years if the economic situation of the paying company permits.

Benefits Protection Trust

      The Company has established a Benefits Protection Trust to which it makes voluntary contributions to fund, inter alia, the Company’s obligations under the Supplementary Pension Plan and the Supplementary Profit-Sharing Plan (see Compensation Committee Report on Executive Compensation — Supplementary Profit-Sharing and Pension Plans) and the Company’s obligation to pay the “Annual Contract Pension” provided for under the employment agreements in effect with Messrs. Krasnoff and Hayward-Surry described above. In the event of a “change in control” of the Company (as defined in the trust agreement), the trust fund must thereafter be used to satisfy the abovementioned obligations. The balance in the Benefits Protection Trust at the end of fiscal 2000 was $26,709,539.

Indebtedness of Officers and Directors under Stock Option Plans

      Under the Company’s stock option plans, optionees may elect to make installment payments of the purchase price of the Common Stock upon their exercise of options and thereby become indebted to the Company for unpaid installments. The following table sets forth certain information with respect to all executive officers and directors who were indebted to the Company under the stock option plans in an amount in excess of $60,000 at any time from August 1, 1999, the start of the Company’s 2000 fiscal year, to October 1, 2000. The second column of the table shows the largest amount of indebtedness outstanding during that period by each of such executive officers and directors, and the last column shows the principal amount outstanding as of October 1, 2000. All of the indebtedness shown in the table is non-interest-bearing and payable on demand. See Proposal to Approve Amendment to the 1998 Employee Stock Option Plan — Payment of Exercise Price.

	Amount of Indebtedness

	Largest	October 1, 2000

Peter Cope	$115,625	$115,625

Charles Grimm	120,897	87,772

Jeremy Hayward-Surry	357,504	282,972

Paul Kohn	137,437	-0-

Eric Krasnoff	467,326	229,780

John Miller	235,083	235,083

Chesterfield Seibert	182,812	182,812

Heywood Shelley	121,032	121,032

Donald Stevens	170,198	170,198

James Watson	523,750	523,750

Gerhard Weich	204,375	204,375

Samuel Wortham	409,813	409,813

Compensation Committee Report on Executive Compensation

      The Company’s compensation program for executive officers consists of four parts:

      1.  base salary;

      2.  annual incentive bonus;

      3.  stock options and other stock-based compensation; and

      4.  supplementary profit-sharing and pension plans.

      The program is based on the Company’s overall philosophy of providing a balanced, competitive total compensation package. It is believed that such a program enables the Company to attract and retain highly qualified professionals and to reward sustained corporate performance, with the attendant benefit to shareholders.

Base Salary

      The Company maintains a conservative policy on base salaries. Overall, base salaries are targeted at the median, or 50th percentile, of those paid by comparable technical/engineering oriented industrial companies of similar size (hereinafter referred to as the “market” or “marketplace”). Any significant variation from the median is intended to reflect a particular individual’s job experience and/or performance.

      For the last several years the Company has retained the services of Watson Wyatt Worldwide (“Wyatt”), an independent executive compensation consultant, to evaluate the cash compensation levels of the Company’s executive officers (currently 9 U.S.-based and 5 overseas). Wyatt makes detailed evaluations biennially, in the spring of every second year, utilizing published compensation survey data in assessing the Company’s compensation competitiveness relative to the marketplace. Wyatt determines the marketplace by extracting data cuts from broad-based compensation surveys, including surveys conducted by Wyatt and by other executive compensation consulting firms. These surveys provide data for a broad group of comparable general industry companies. Specific industry sector data is also reviewed for the aerospace and biomedical sectors. The biennial Wyatt report issued in June 1998 was consulted by the Compensation Committee in connection with the fixing of base salaries for fiscal 2000.

      Employment contracts with executive officers call for a minimum annual increase in base salary equal to the June-to-June percentage increase in the consumer price index (the CPI). For fiscal 2000, this minimum mandatory increase was 2.137%, based on the CPI increase from June 1998 to June 1999. With the CPI increase as a floor, the Compensation Committee adjusted base salaries for fiscal 2000, as it does each year, to reflect individual performance for the past year, internal relationships and marketplace practices as shown by data supplied by Wyatt. Base salary increases for fiscal 2000 were 4% for 16 of 17 executive officers; one executive officer received a 10% increase based on factors relative to his job performance and duties.

Annual Incentive Bonuses

      The principal method by which total cash compensation of executive officers is tied to the Company’s current financial performance is the Incentive Bonus Plan.

      The measure of performance applicable in whole or in part to all executive officers under the Incentive Bonus Plan is after-tax consolidated net income as a percentage of average shareholders’ equity, i.e., return on equity or “R.O.E.” For the purpose of the Incentive Bonus Plan, R.O.E. is determined by utilizing the fixed amount of $3,744,000 as the equity adjustment from foreign currency translation.

      The Company had 17 executive officers in fiscal 2000, four of whom served as executive officers for only part of the fiscal year. Bonus awards for each executive officer whose primary responsibilities relate to a particular subsidiary, division or other segment of the overall operations of the Company (a “Business Segment”) are based on two separate measures — (1) Company-wide R.O.E. and (2) results of operations of the appropriate Business Segment. In fiscal 2000, the bonus awards of seven executive officers (including Messrs. Krasnoff, Hayward-Surry and Adamovich) were calculated solely on the basis of R.O.E., and the bonus awards of ten executive officers (including Messrs. Wortham and Weich) were calculated on the basis of both R.O.E. and Business Segment performance. Wyatt had determined that six of the nine companies other than the Company (the “Peer Group”) comprising the Standard & Poor’s Manufacturing-Diversified Industries Index in July 1995 (see Performance Graph below) used both a Business Segment-type component and an overall corporate performance component (such as R.O.E.) in calculating their annual incentive compensation.

      The Business Segment component of a bonus is designed to tie an officer’s compensation in part to the performance of the Business Segment for which such officer is responsible. For fiscal 2000 the maximum Business Segment bonus was equal to 42% of base salary for U.S.-based executive officers and 21% of base salary for overseas-based executive officers. Subject to these maximums, the Chief Executive Officer has discretion to determine the amount of the Business Segment component of the incentive bonus for each executive officer having responsibility for a particular Business Segment. In the exercise of that discretion, Mr. Krasnoff establishes annually, for each Business Segment, the dollar amount of profit below which no bonus is earned (the bonus threshold) and the dollar amount of profit at which the maximum bonus is earned. These dollar amounts are fixed in light of the results of operations of the Business Segment during the preceding fiscal year and the profit projections of that Business Segment for the current year. If the profits achieved exceed the bonus threshold and are less than the amount at which the officer becomes entitled to a maximum bonus, the bonus amount is determined pro rata, on a sliding scale, in the same manner as the R.O.E. bonus component as described in the following paragraph.

      The R.O.E. component of the Incentive Bonus Plan is sensitive to Company-wide performance in that no bonuses are earned thereunder if R.O.E. is below a specified percentage. Under the bonus formula set by the Compensation Committee for fiscal 2000, no bonus was payable unless R.O.E. for fiscal 2000 exceeded 12.5% (the “Bonus Threshold”), and the maximum bonus was payable if R.O.E. equaled or exceeded 17% (the “Maximum Bonus Percentage”). If R.O.E. was more than 12.5% but less than 17%, the bonus would increase pro rata from zero at R.O.E. of 12.5% to the maximum bonus at R.O.E. of 17%. The maximum bonuses for the seven executive officers whose bonus calculation did not include a Business Segment component were 100% of base salary for Mr. Krasnoff, 75% of base salary for Mr. Hayward-Surry, 70% of base salary for Mr. Adamovich and three other executive officers, and 35% of base salary for one executive officer based outside the U.S. Thus, if fiscal 2000 R.O.E. had been 14.75% — the midpoint between the Bonus Threshold and the Maximum Bonus Percentage — a “target” bonus would be payable in the amount of 50% of base salary for Mr. Krasnoff, 37.5% for Mr. Hayward-Surry and 35% for Mr. Adamovich. Prior to the commencement of each fiscal year, the Bonus Threshold and the Maximum Bonus Percentage are reviewed by the Compensation Committee and set for such fiscal year. The Bonus Threshold and Maximum Bonus Percentage for fiscal 2001 are 12.5% and 18.5%, respectively.

      With respect to the U.S.-based executive officers (including Mr. Wortham) whose fiscal 2000 bonuses were based in part on a Business Segment component, the maximum bonus based on R.O.E. was 28% of base salary and the maximum bonus based on Business Segment performance was 42% of base salary, so that the aggregate maximum bonus of these officers was 70% of base salary. The employment arrangements for fiscal 2000 with the Company’s six executive officers based outside the U.S. provided for aggregate maximum bonuses ranging from 25% to 35% of base salary. In the case of five of these overseas-based officers, the bonus included a Business Segment component, the maximum amount of which was 21% of base salary.

      The Incentive Bonus Plan formula is structured so that (i) the target bonus award in any given year would result in total cash compensation (base salary plus annual bonus) which is 5% above the marketplace median, and (ii) the maximum bonus award would result in total cash compensation which approximates the market 75th percentile. Awards for fiscal 2000, which resulted from R.O.E. of 19%, were 100% of base salary for Mr. Krasnoff, as Chief Executive Officer, 75% of base salary for Mr. Hayward-Surry, as President, and 70% of base salary for Mr. Adamovich, as Chief Financial Officer. As to each of the five U.S.-based executive officers whose bonus for fiscal 2000 included a Business Segment component, his bonus for fiscal 2000 was 28% of base salary (the R.O.E. component) plus such additional amount, up to 42% of base salary, as was determined by the Chief Executive Officer in his discretion, as described above.

Stock-Based Compensation

      The stock option plans of the Company and the Management Stock Purchase Plan (the “Management Plan”) are intended to complement the Incentive Bonus Plan and were the means of providing long-term or stock-based incentive compensation to the Company’s executive officers in fiscal 2000. Stock-based compensation provides executive officers with opportunities for capital accumulation, promotes long-term executive retention and, by fostering in executive officers a proprietary interest in the Company, aligns their interests with those of the Company’s shareholders.

Stock Options

      The Compensation Committee may, in its discretion, grant options to purchase shares of Common Stock of the Company to any officer or other employee who, in the judgment of the Committee, is in a position to contribute significantly to the Company’s success. Grants are made at an option price of 100% of the fair market value of the Common Stock on the date of grant. All options currently outstanding have a five-year term and a four-year vesting schedule. The Compensation Committee determines the number of shares to be covered by options granted to executive officers at each level, e.g., chief executive officer, president, group vice president, etc. With respect to options granted in fiscal 1999, these grant levels were fixed after review of marketplace practice and on the basis of recommendations by Wyatt.

      Since the beginning of the 1996 fiscal year, it has been the Company’s policy, on the recommendation of Wyatt, to make across-the-board option grants only every other year, with grants during the intervening years only for promotions and new hires. Accordingly, the Company made no option grants to its executive officers in fiscal 2000 except grants of options to purchase an aggregate of 63,000 shares made to three executive officers in connection with their promotions. In fiscal 1999, option grants to executive officers were in the following respective amounts: 180,000 shares to Mr. Krasnoff, Chairman and Chief Executive Officer; 75,000 shares to Mr. Hayward-Surry, President; 45,000 shares to Mr. Adamovich, Chief Financial Officer, and 25,000 or 35,000 shares to each of 19 Group Vice Presidents and Senior Vice Presidents. All of these grants were within the range of option grants recommended by Wyatt and were designed to (1) provide options having a grant value as a multiple of base salary that would approximate the market medians for option grants to executive officers in equivalent positions, and (2) provide “total direct compensation” in fiscal 1999 (base salary plus bonus plus the two-year average of the present value of option grants) which would approximate the market 75th percentile in the event that “target” bonuses became payable under the

Incentive Bonus Plan. Total direct compensation is the sum of base salary, short-term incentive compensation and the present value of long-term incentive compensation.

      In view of the Company’s policy of granting options every other year, the significance of option grants is better understood by taking an average over a period of years. During the five-year period from the beginning of fiscal 1996 to the end of fiscal 2000, the average per annum option grants to all executive officers as a group (not including special options granted to the chief executive officer of a company acquired by the Company in fiscal 1997) were for 392,800 shares, representing about one-third of one percent (0.32%) of the shares of Common Stock outstanding at the end of fiscal 2000.

The Management Stock Purchase Plan

      On the recommendation of Wyatt, the Board of Directors, acting by the Compensation Committee, adopted the Management Plan on June 29, 1999, subject to shareholder approval, and amended the Management Plan effective October 1, 1999. The Company’s shareholders approved the Management Plan as so amended at their Annual Meeting held on November 17, 1999. The Compensation Committee further amended the Management Plan effective January 19, 2000 in a respect which did not require shareholder approval.

      The purpose of the Management Plan is to encourage key employees of the Company and its subsidiaries to increase their ownership of the Company’s Common Stock. To achieve this purpose, the Management Plan

•	provides key employees with a number of ways to allocate portions of their cash compensation to purchase restricted stock units, each representing the right to receive one share of Common Stock after vesting,

•	issues additional units to key employees to partially match all units they purchase, and

•	permits the Compensation Committee to issue one-time bonus grants of units (“Initial Award Units”) to key employees at the time of their entry into the Management Plan.

      The Management Plan is designed to take advantage of provisions of the Internal Revenue Code under which plan participants who are U.S. taxpayers do not realize income for federal income tax purposes when compensation is paid to them in the form of restricted stock units. Instead, a participant realizes taxable income only when his or her units vest (generally after three years under the Management Plan) and when shares of Common Stock are issued to the participant in settlement of his or her vested units. The amount of taxable income is based on the market value of such Common Stock when it is issued to the participant. The Management Plan also allows participants to defer their receipt of Common Stock when their units vest and thereby further defer their realization of income for federal income tax purposes.

      The Compensation Committee believes that substantial benefits accrue to the Company from the Management Plan: (1) the Management Plan encourages management personnel to elect to receive all or part of their annual bonuses in the form of restricted stock units, and to acquire additional units through either pre-tax payroll deductions from base salary (up to 50% of base salary) or after-tax lump sum payments. In this way, senior management invests in the future performance of the Company and their interests in the Company are aligned more closely with the proprietary interests of its shareholders; (2) the Management Plan assists senior management in reaching their target ownership levels set in the Company’s Common Stock ownership guidelines (see “Common Stock Ownership Guidelines” below); and (3) since the value of the units represented by the Company’s one-time grants of Initial Award Units and matching units, and the benefits of any appreciation in the Common Stock underlying the units, will generally not be assured to the participant unless he or she is still a Company employee on the date three years from the date of issuance of the units, the Management Plan encourages talented management personnel to remain in the employ of the Company or one of its subsidiaries.

      When the Management Plan was inaugurated in the summer of 1999, the Compensation Committee selected 77 employees to participate in the Management Plan, including all 14 of the Company’s executive officers. On the advice of Wyatt, the Compensation Committee made one-time initial grants of restricted units

(Initial Award Units) to help “jump start” the Management Plan, providing immediate incentive to management personnel to remain with the Company and assisting them in achieving the Common Stock ownership guidelines described below. A total of 97,300 Initial Award Units were granted, including 22,900 Initial Award Units to the Named Executive Officers as follows: Mr. Krasnoff — 9,700; Mr. Hayward-Surry — 5,000; Mr. Adamovich — 3,200; Mr. Wortham — 2,500; and Mr. Weich — 2,500. The closing price of a share of Common Stock on August 2, 1999, the first trading day after the date (Sunday, August 1) as of which all the outstanding Initial Award Units were credited, was $20.9375.

      Additional information concerning restricted stock units issued under the Management Plan to the Named Executive Officers is included in the Summary Compensation Table in this proxy statement.

Common Stock Ownership Guidelines

      The Compensation Committee has established Common Stock ownership guidelines for the Company’s managers and other key employees. The target ownership level for the Chairman and CEO is 250% of his base salary, for the President is 175% of base salary and for the other Named Executive Officers is 125% of base salary. Target ownership levels of Common Stock for other managers and key employees have been established based on annual base salary ranges. The Compensation Committee has set July 31, 2002 as the date for employees to reach 50% of their target ownership levels and July 31, 2003 as the date for them to reach 100% of their target ownership levels. One purpose of the Management Plan was to assist employees in reaching these levels.

Supplementary Profit-Sharing and Pension Plans

      In addition to providing tax-qualified profit-sharing and pension plans for its employees including executive officers, the Company also maintains non-tax-qualified supplementary plans and arrangements for executive officers. The Supplementary Profit-Sharing Plan provides an annual benefit to U.S.-based executives with respect to annual cash compensation in excess of the maximum compensation that, under the Internal Revenue Code, can be taken into account for the qualified Profit-Sharing Plan. An executive officer’s annual benefit under the Supplementary Profit-Sharing Plan is (a) the product of (1) such excess annual compensation and (2) the ratio, for the year, of the Company’s aggregate contributions under the qualified Profit-Sharing Plan to the aggregate compensation (as limited by the Internal Revenue Code) of all qualified Profit-Sharing Plan participants, plus (b) for each executive officer who makes elective deferrals under the qualified Profit-Sharing Plan in any year, an amount equal to Matching Contributions that may not be credited to the officer thereunder on account of the maximum compensation limit. Also, the Supplementary Profit-Sharing Plan credits each participant with earnings on his or her account balance based on the investment of an amount equal to the account balance in the Fidelity Asset Manager Fund. The purpose of the Supplementary Profit-Sharing Plan is to provide to executive officers affected by the limitations under the qualified Profit-Sharing Plan a capital accumulation, on a percentage of compensation basis, equal to that provided to other employees of the Company. The Company’s annual contributions to the Profit-Sharing Plan and the Supplementary Profit-Sharing Plan for the benefit of the Named Executive Officers are included in the column “All other compensation” in the Summary Compensation Table above.

      The supplementary pension plan arrangements for executive officers are described above under the caption Pension Plans . The purpose of these supplementary arrangements is to assure executives a specified level of retirement benefit over and above what would be payable under the Company’s general pension plans.

Discussion of Fiscal 2000 Compensation of the Chief Executive Officer

      Mr. Krasnoff’s base salary for fiscal 2000 was $581,880, representing a 4% increase from his base salary for fiscal 1999, which, in turn, was approximately equal to the market median rate as of June 1, 1998 for chief executive officers of comparable companies as determined by Wyatt. As in prior years, based on Wyatt’s recommendation, Mr. Krasnoff’s annual incentive bonus for fiscal 2000 was 100% of base salary; by reason of fiscal 2000 R.O.E. of 19% (computed under the formula described above under Annual Incentive Bonuses), Mr. Krasnoff became entitled to his maximum bonus for that year.

      In fiscal 2000, Mr. Krasnoff received a one-time-only award of 9,700 restricted stock units (the Initial Award Units) upon the commencement of his participation in the Management Plan. The number of Initial Award Units was recommended to the Committee by Wyatt and had an estimated value (based on the market price of the Common Stock when the number of units was fixed by Wyatt) of approximately 31% of Mr. Krasnoff’s base salary. Mr. Krasnoff also received an aggregate of 6,624 restricted stock units to partially match the units he purchased under the Management Plan.

      The factors and criteria upon which the Chief Executive Officer’s compensation was based, including the relationship of the Company’s performance to his compensation for fiscal 2000, are set forth in the preceding sections of this Committee Report and are applicable to the total compensation package of the Chief Executive Officer as well as other executive officers.

Policy Regarding $1,000,000 Limit on Deductible Compensation

      The Internal Revenue Code limits the deductibility for federal income tax purposes of executive compensation paid by public companies to their senior officers. Under Section 162(m) of the Code, the Company would not be able to deduct compensation of a Named Executive Officer (generally the Chief Executive Officer and the four other highest paid executive officers) in excess of $1,000,000 for any fiscal year except to the extent that the compensation in excess of that amount meets the statutory definition of “performance-based compensation.” Nondeductibility would result in additional tax cost to the Company.

      In light of §162(m), the Company’s 1993, 1995 and 1998 Stock Option Plans have been structured so that gains on options granted thereunder meet the statutory definition of “performance-based compensation.” Accordingly, the Compensation Committee believes that stock option gains are not included in compensation subject to the $1,000,000 limit on deductibility. In part as a result of this measure taken to avoid any loss of deductibility, coupled with the Company’s compensation policy described above in this Report, from the enactment of §162(m) in 1986 through fiscal 2000 the Company has not lost any tax deductions by reason of the $1,000,000 limit on deductible executive compensation imposed by that Code section.

      The Committee intends to continue to pursue a strategy of maximizing the deductibility of the compensation paid to the Company’s executive officers. However, the Committee retains the flexibility to provide compensation to any executive officer in an amount that may exceed the limit for tax deductibility under §162(m) whenever the Committee believes that payment of such compensation furthers the goals of the Company’s executive compensation program, or is otherwise in the best interests of the Company and its shareholders.

Summary

      The Compensation Committee believes that the total compensation for fiscal 2000 to Mr. Krasnoff and the other executive officers of the Company was fair both to them and to the Company and its shareholders. The Committee bases this conclusion on the following factors:

1. target cash compensation levels approximate the marketplace median and rise above that level only when Company performance warrants;

2. the grant of stock options and restricted stock units has been judicious; and

3. the compensation program has enabled the Company to retain and attract top executive talent.

Respectfully submitted,

Abraham Appel
Daniel J. Carroll, Jr.
Ulric Haynes, Jr.
Edwin W. Martin, Jr.

Performance Graph

      The following graph compares the annual change in the cumulative total return on the Company’s Common Stock during the Company’s last five fiscal years with the annual change in the cumulative total return of the Standard & Poor’s Composite-500 Index and the Standard & Poor’s Manufacturing-Diversified Industries Index (which includes the Company).

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

Performance Line Graph

			S&P Manufacturing
	Pall Corp.	S&P 500(R)	(Diversified)

Jul 95	100	100	100
Jul 96	107	117	118
Jul 97	114	177	185
Jul 98	106	212	182
Jul 99	102	254	254
Jul 00	103	277	246

*	Assumes that the value of the investment in the Company’s Common Stock and the two S&P indices was $100 on July 29, 1995 (the last day of the Company’s 1995 fiscal year), and that all dividends were reinvested.

PROPOSAL TO APPROVE AMENDMENT TO

THE 1998 EMPLOYEE STOCK OPTION PLAN

      The shareholders will vote at the meeting on a proposal (the “Proposal”) to amend the Pall Corporation 1998 Employee Stock Option Plan (the “Plan”). The Plan was adopted by the Compensation Committee and ratified and approved by the Board of Directors on July 7, 1998, subject to shareholder approval, and was approved by shareholders at the annual meeting of shareholders held on November 19, 1998.

      The Plan as adopted provided for the grant of options to purchase a maximum aggregate of 4,000,000 shares of the Company’s Common Stock, subject to adjustment for stock splits and other capital adjustments. The Board of Directors has amended the Plan, subject to shareholder approval, to authorize the issuance of up to an additional 4,000,000 shares of Common Stock under the Plan. No options covering any part of the 4,000,000 additional shares will be granted unless and until the Proposal is approved by shareholders.

      The Board of Directors believes that the Company benefits substantially from the grant of stock options to employees. Such grants encourage employees to acquire a proprietary interest in the Company through stock ownership and so provide them with an incentive to enhance the value of the Common Stock through their own efforts in improving the Company’s business. The Board adopted the proposed amendment to the Plan for this reason and because the Board believes that an inadequate number of shares remains available for option grants under the Company’s existing employee stock option plans. On October 1, 2000, there were 1,572,575 shares available for future grants under all existing employee stock option plans (not including the additional 4,000,000 shares covered by the Proposal), representing less than 1.279% of the shares of Common Stock then outstanding. Accordingly, the Board of Directors and management believe that approval of the Plan amendment is in the best interests of the Company and its shareholders.

      Under the New York Business Corporation Law (the “BCL”), the affirmative vote of the holders of a majority of the votes duly cast at the meeting on this proposal is required for the amendment to the Plan. In addition, under the rules of the New York Stock Exchange (the “NYSE”), the total vote cast on the Proposal must represent over 50% in interest of all shares entitled to vote. Thus, a shareholder who does not vote will not affect the outcome of the vote so long as at least 50% of the outstanding shares of Common Stock are voted on the Proposal. An abstention will not constitute a “vote cast” for purposes of the BCL but will count as a negative “vote cast” for purposes of the NYSE vote requirement. Brokers who hold shares of Common Stock as nominees will have discretionary authority to vote such shares if they have not received voting instructions from the beneficial owners by the tenth day before the meeting, provided that this proxy statement is transmitted to the beneficial owners at least 15 days before the meeting.

      A copy of the Plan will be furnished to any shareholder upon written request made to the Corporate Secretary of the Company at the address shown on the cover page of this proxy statement.

The Board recommends a vote FOR the Proposal to approve the amendment of the Pall Corporation 1998 Employee Stock Option Plan.

Duration and Administration of the Plan

      The Plan will terminate on July 6, 2008, unless it is terminated earlier by resolution of the Board of Directors. The Plan may be amended from time to time by the Board, except that no amendment increasing the aggregate number of shares which may be issued under the Plan will be effective unless approved by the shareholders within twelve months from the date of the adoption of such amendment by the Board of Directors. Neither termination nor any amendment of the Plan may alter or impair the rights or obligations of any person, without his or her consent, under any option theretofore granted pursuant to the Plan.

      The Plan is administered by the Compensation Committee, which presently consists of four directors of the Company who are (1) “non-employee directors” as defined in Rule l6b-3 under the Securities Exchange Act of 1934 and (2) “outside directors” as defined in the regulations of the Internal Revenue Service under Section 162(m) of the Internal Revenue Code. The duties of the Committee include the selection of executive officers and other eligible employees for grants of options and the determination of the terms and conditions of each option consistent with the provisions of the Plan.

Securities Subject to the Plan

      Not more than 4,000,000 shares of the Common Stock of the Company may be issued pursuant to the Plan plus an additional 4,000,000 shares if the proposed amendment to the Plan is approved by shareholders. In the event of stock splits, stock dividends, combinations, exchanges of shares or similar capital adjustments, the Compensation Committee must make an appropriate adjustment in the number and kind of shares subject to the Plan and each outstanding option thereunder, and the option price per share under each outstanding option. If any option expires without having been fully exercised, the shares with respect to which such option has not been exercised will be available for further options.

Incentive or Nonqualified Stock Options

      An option granted under the Plan may, at the election of the Compensation Committee, be either (a) an incentive stock option meeting the requirements for such options set forth in Section 422 of the Code (an “ISO”) or (b) an option which does not qualify as an ISO (a “nonqualified option”).

Option Grants

      Options under the Plan may be granted (1) to “executive officers” of the Company as that term is defined in the rules of the Securities and Exchange Commission, and (2) to other employees (including officers) of the Company and its subsidiaries who, in the judgment of the Compensation Committee, are in a position to contribute significantly to the Company’s success (“eligible employees”). Options may not be granted on more than 300,000 shares (subject to adjustment for stock splits and other capital adjustments) to any individual within any period of 24 consecutive months. There are currently 762 employees (including 8 executive officers) who hold options under the Plan, and there are currently 14 executive officers and an estimated 900 other employees of the Company who could qualify as “eligible employees” for purposes of the Plan. (See Options Granted below for information as to option holdings of executive officers as a group and all other employees as a group under all option plans of the Company at the end of fiscal 2000.) Directors who are not employees of the Company are not eligible for options under the Plan.

Exercise of Options

      The Plan provides that the exercise price of an option shall be the fair market value of the shares subject to the option at the time the option is granted. Fair market value is determined in good faith by the Compensation Committee. On October 6, 2000, the mean between the high and low sales prices of a share of Common Stock, as reported for New York Stock Exchange composite transactions, was $20.875. Under the Plan, the Committee may grant options which are exercisable at any time before the expiration of ten years from the date such option is granted. All ISOs granted by the Company to any one person (under the Plan or otherwise) may not become exercisable in any calendar year for shares having an aggregate fair market value (determined as of the dates such ISOs were granted) exceeding $100,000.

      The Plan provides that no option may be exercised unless the optionee has been, at all times from the date of grant of the option to the date of exercise, an employee of the Company or a subsidiary, except that

•	if the optionee shall cease to be an employee by reason of his disability or retirement under an approved retirement program of the Company or a subsidiary, the option will remain in full force and effect and may be exercised until it expires by its terms (however, an ISO exercised more than three months after termination of employment by reason of retirement, or more than one year after termination of employment by reason of disability, will cease to be treated as an ISO for federal income tax purposes), or

•	if the optionee shall die, his estate or any person acquiring the right to exercise the option by reason of his death may exercise so much of the option as the optionee was entitled to exercise at the time of death at any time within one year of death, but in no event later than the date on which the option would otherwise expire by its terms.

See also Change in Control below.

Payment of Exercise Price

      The Plan provides that a person exercising an option must make full payment of the option exercise price in United States dollars by cash or check at the time of exercise. Alternatively, at the election of the Compensation Committee, an option may permit the person exercising it to pay the option price either (a) on an installment payment basis, or (b) by delivering to the Company shares of Common Stock having a total fair market value equal to the option exercise price, or a combination of cash and such shares having a total fair market value equal to the option exercise price.

      If the optionee elects to pay the option exercise price in installments, he or she will be required at the time of exercise to make such cash payment, if any, as is required by Section 221.4(b) of Regulation U of the Board of Governors of the Federal Reserve System (“Regulation U”). Regulation U requires that at the time of exercise, an optionee must make any cash payment necessary so that the amount owed on account of the option exercise price does not exceed the “good faith loan value” of the stock acquired upon exercise of the option. The cash payment which the Company currently requires to comply with Regulation U is the amount, if any, by which the option exercise price exceeds 50% of the market value of the Common Stock at the time of exercise. The Compensation Committee also has the power to require installment payments of principal following exercise, but the present practice of the Committee under the Plan is not to require such installment payments. See above under the heading Indebtedness of Officers and Directors under Stock Option Plans.

      The unpaid balance of the option exercise price is payable on demand. The Company’s present policy is to demand payment no later than five years and nine months after the exercise of an option or, if earlier, at the expiration of 30 days after the optionee ceases to be employed by the Company or a subsidiary for any reason other than death or retirement in accordance with a retirement plan of the Company or a subsidiary.

      An optionee who elects to pay the option exercise price in installments is not required to pay interest on the unpaid balance but will be deemed to have received taxable income for federal income tax purposes in an amount equal to the interest foregone by the Company, except that no interest is imputed if the total amount of an optionee’s indebtedness outstanding under all loans from the Company does not exceed $10,000. The amount of such “imputed interest” will be determined on the basis of the federal short-term rate as in effect from time to time. See footnote (d) to the Summary Compensation Table above for information concerning the interest imputed to the Named Executive Officers. An optionee who elects to itemize deductions on his or her federal income tax return (and on state tax returns in states which conform to the federal law in this regard) will be entitled to deduct the amount of the imputed interest as “investment interest” deductible to the extent of the optionee’s investment income.

      The Plan also provides that upon exercise of an option as to which the optionee has elected to make payment of the exercise price in installments, the shares will be issued in the optionee’s name and the optionee will have all the rights of a shareholder, including the right to vote such shares and the right to receive dividends. However, the optionee is required to pledge the shares to the Company as collateral for the unpaid balance of the option exercise price and is allowed to withdraw the shares from his pledge only upon payment of the balance of the option exercise price of the shares withdrawn plus (if less than all of the pledged shares are withdrawn) any additional amount required so that the margin requirements of Regulation U continue to be met as to the remaining balance owed by the optionee to the Company.

      If an optionee elects to pay the option exercise price by delivering to the Company shares of Common Stock having a total fair market value equal to the option exercise price, or a combination of cash and such shares having a total fair market value equal to the option exercise price, for this purpose the fair market value of a share of Common Stock will be the mean between the high and low sale prices of a share of Common Stock on the trading date preceding the option exercise date, as such prices are reported for New York Stock

Exchange composite transactions. Only shares which have been beneficially owned by the person exercising the option for at least six months may be delivered in payment of the option exercise price.

Transferability of Options

      In general, no option is transferable by the optionee except by will or by the laws of descent and no option may be exercised during the optionee’s lifetime by anyone other than the optionee. However, at the discretion of the Compensation Committee, a nonqualified option may provide that the option is transferable to any “family member” of the optionee, as the term “family member” is defined in the General Instructions to Form S-8 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Change in Control

      In the event of a “Change in Control” of the Company (as defined below), options outstanding under the Plan on the day preceding the date of the Change in Control (x) will become exercisable in full on the date of the Change in Control (i.e., to the extent that any option or portion thereof is not yet exercisable, the right to exercise such option in full will be accelerated), and (y) will remain fully exercisable, whether or not the optionee ceases to be an employee of the Company or a subsidiary, until the date on which the option would otherwise expire by its terms by the passage of time.

      A “Change in Control” for purposes of the Plan shall mean the occurrence of any of the following:

•	the earlier of (a) the tenth day after the first date of public announcement that any person has become an “Acquiring Person,” meaning in general any person who or which, together with all such person’s affiliates and associates, is the beneficial owner of 20% or more of the Company’s Common Stock, and (b) the tenth business day (or such later date as may be determined by the Company’s Board of Directors prior to such time as any person becomes an Acquiring Person) after either the date on which any person (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company or any of its subsidiaries) commences a tender or exchange offer, or the date of the first public announcement that any such person intends to commence a tender or exchange offer, the consummation of which in either case would result in any person becoming the beneficial owner of shares of Common Stock aggregating 20% or more of the shares of Common Stock then outstanding; or

•	during any time when there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization or reorganization of the Company or other transaction or series of transactions involving the Company which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its subsidiaries beneficially owned by any Acquiring Person or any affiliate or associate of an Acquiring Person; or

•	(1) the Company shall consolidate with, or merge with and into, any other person, or (2) any person shall consolidate with, or merge with and into, the Company, and in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other person, or cash or any other property, or (3) the Company or one or more of its subsidiaries shall sell or otherwise transfer, in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its subsidiaries taken as a whole to any other person other than the Company or one or more of its wholly-owned subsidiaries; or

•	the number of duly elected and qualified directors of the Company who were not either elected by the Company’s Board of Directors or nominated by the Board of Directors for election by the shareholders shall equal or exceed one-third of the total number of directors of the Company as fixed by its by-laws.

      However, no Change in Control will be deemed to occur, and no rights arising upon a Change in Control pursuant to the Plan will exist, to the extent that the Board of Directors of the Company so determines by resolution adopted prior to the Change in Control. Any such resolution may be rescinded or countermanded by the Board at any time, in which event the Change in Control will be deemed to have occurred. If the Board determines by resolution that no Change in Control will be deemed to occur, and such resolution is not rescinded or countermanded, the Board will have the right to authorize the cancellation and termination of all options then outstanding under the Plan as of a date to be fixed by the Board, provided that not less than 30 days written notice of the date so fixed shall be given to each optionee. Each optionee will have the right during such period (whether or not the optionee ceases to be an employee of the Company or a subsidiary during such period) to exercise his or her options as to all or any part of the shares covered thereby, including any shares as to which the options have not yet become exercisable.

Federal Income Tax Consequences

      Options granted under the Plan will be either ISOs or nonqualified options. For federal income tax purposes, assuming that the shares acquired by the holder of an ISO are not disposed of within two years from the date the option was granted or one year from the date the option was exercised, (i) the Company receives no deduction either upon the grant or the exercise of an ISO or upon a subsequent sale of the shares by the optionee and (ii) the optionee realizes no income for tax purposes either at the time of the grant or exercise of the ISO. Instead, the optionee will realize income or loss only upon his or her subsequent sale of the option shares, and the optionee’s income, in the amount of any excess of the sale price over the option exercise price, will be taxed as long-term capital gain. If, however, the shares are disposed of within either of the two periods mentioned above, the tax consequences for the Company and the optionee will be essentially as described below for nonqualified options.

      The recipient of a nonqualified option will not realize any taxable income upon the grant of the option. Upon exercise of such option, the optionee will realize ordinary income in an amount generally measured by the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price. The Company will be entitled to a deduction in the same amount as the ordinary income realized by the optionee. Upon the sale of such shares, the optionee will realize short-term or long-term capital gain or loss, depending upon the length of time the shares are held. Such gain or loss will be measured by the difference between the sale price of the shares and the fair market value of the shares on the date of exercise.

      The payment of the option exercise price by delivery of Common Stock of the Company would constitute a non-taxable exchange of such Common Stock by the optionee and would not affect the ISO status of the Common Stock issued upon the exercise of the option. However, if the Common Stock delivered in payment was previously acquired pursuant to the exercise of an ISO and had not been held for the requisite period (two years from the date of option grant and one year from the date of exercise), the exchange would constitute a premature disposition of such Common Stock for purposes of the ISO holding period requirements. The tax consequences to the Company resulting from the payment of the option exercise price by the delivery of Common Stock will not be different from such consequences when payment is made in cash as described above.

      See Payment of Exercise Price above for a discussion of the tax consequences of paying the exercise price of an option in non-interest-bearing installments.

Options Granted

      The table captioned “Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values” on page 8 of this proxy statement sets forth information about options held by the Named Executive Officers under the Plan and all other employee stock option plans of the Company as of July 29, 2000. On that date, all executive officers of the Company as a group (then 15 persons, including the five Named Executive Officers) held options under all of the Company’s option plans to purchase an aggregate of 1,749,500 shares of Common Stock, and all other employees of the Company as a group (858 persons, including officers other than executive officers) held options to purchase an aggregate of 6,027,389 shares. Since July 29, 2000 options have been granted to two employees, neither of whom is an executive officer, in the amounts of 15,000 shares and 3,000 shares respectively.

      The Compensation Committee has not yet taken any action or considered any proposal to grant options under the Plan utilizing the 4,000,000 additional shares which are the subject of the Proposal.

BENEFICIAL OWNERSHIP OF COMMON STOCK

      The following table sets forth information as of October 1, 2000 with respect to beneficial ownership of Common Stock by (a) each shareholder who, to the Company’s knowledge, is the beneficial owner of more than 5% of the outstanding Common Stock, (b) each director of the Company and nominee for election as a director, (c) each Named Executive Officer included in the Summary Compensation Table above, and (d) all directors and executive officers of the Company as a group. The percentages in the last column are based on the number of shares outstanding on October 1, 2000. In each case, except as otherwise indicated in the footnotes to the table, the shares shown in the second column are owned directly by the individual or members of the group named in the first column and such individual or group members have sole voting and dispositive power with respect to the shares shown. For purposes of this table, beneficial ownership is determined in accordance with the federal securities laws and regulations; inclusion in the table of shares not owned directly by the named director or executive officer does not constitute an admission that such shares are beneficially owned by the director or officer for any other purpose.

	Shares of
	Common Stock
	Beneficially		Percent
Name of Beneficial Owner	Owned*		of Class**

Capital Research and Management Company	9,548,300	(a)	7.8
333 South Hope Street Los Angeles, California 90071

T. Rowe Price Associates, Inc.	9,683,715	(b)	7.9
100 East Pratt Street Baltimore, Maryland 21202

Wellington Management Company, LLP	6,612,390	(c)	5.4
75 State Street Boston, Massachusetts 02109

John Adamovich	34,750	(d)

Abraham Appel	2,792,022	(e)	2.3

Daniel J. Carroll, Jr.	9,444

John H. F. Haskell, Jr.	19,333

Ulric Haynes, Jr.	13,333

Jeremy Hayward-Surry	185,004	(f)	0.1

Eric Krasnoff	364,316	(g)	0.2

Edwin W. Martin, Jr.	13,560

Katharine L. Plourde	27,667

Chesterfield F. Seibert***	97,504

Heywood Shelley	27,667	(f)

Alan B. Slifka	56,663

Edward L. Snyder	-0-

James D. Watson	60,300

Gerhard Weich	68,459

Samuel T. Wortham	93,518

24 directors and executive officers of the Company as a group	4,344,763		3.5

*	Includes shares covered by stock options currently exercisable or becoming exercisable within 60 days of October 1, 2000 as follows: Mr. Adamovich — 33,750 shares; Mr. Appel — 23,333 shares; Mr. Carroll — 4,444 shares; Mr. Haskell — 13,333 shares; Mr. Haynes — 13,333 shares; Mr. Hayward-Surry —

150,000 shares; Mr. Krasnoff — 285,000 shares; Dr. Martin — 13,333 shares; Ms. Plourde — 26,667 shares; Mr. Seibert — 10,000 shares; Mr. Shelley — 16,667 shares; Mr. Slifka — 26,667 shares; Dr. Watson — 10,000 shares; Mr. Weich — 61,250 shares; Mr. Wortham — 61,250 shares; and the 24 current directors and executive officers of the Company as a group — 1,096,027 shares.

**	Percentage is shown only for shareholders owning at least one-tenth of one percent of the class.

***	Mr. Seibert, who is presently a director of the Company, is retiring from the board of directors effective November 15, 2000 after 29 years of distinguished service on the board of directors.

(a)	The information as to the beneficial ownership of Common Stock by Capital Research and Management Company was obtained from its Schedule 13F Holdings Report for the calendar quarter ended June 30, 2000, filed with the Securities and Exchange Commission. Such report discloses that at June 30, 2000, Capital Research and Management Company shared “investment discretion” (as defined in the Securities Exchange Act of 1934) with The Capital Group Companies, Inc., and had no voting authority, with respect to 9,548,300 shares of Common Stock.

(b)	The information as to the beneficial ownership of Common Stock by T. Rowe Price Associates, Inc., was obtained from its Schedule 13F Holdings Report for the calendar quarter ended June 30, 2000, filed with the Securities and Exchange Commission. Such report discloses that at June 30, 2000, T. Rowe Price Associates, Inc. had sole investment discretion with respect to 9,683,715 shares of Common Stock and sole voting authority with respect to 1,608,075 shares of Common Stock.

(c)	The information as to the beneficial ownership of Common Stock by Wellington Management Company, LLP was obtained from its Schedule 13F Holdings Report for the calendar quarter ended June 30, 2000, filed with the Securities and Exchange Commission. Such report discloses that at June 30, 2000, Wellington Management Company, LLP exercised sole investment discretion with respect to 6,109,400 shares of Common Stock and sole voting authority with respect to 255,900 shares of Common Stock, and shared investment discretion and voting authority with Wellington Trust Company, NA with respect to 502,990 shares of Common Stock.

(d)	Includes 1,000 shares owned by Mr. Adamovich’s wife and as to which Mr. Adamovich disclaims voting or dispositive power.

(e)	Includes 2,768,689 shares owned by Maharba Inc., a Canadian family investment corporation controlled by Mr. Appel. Accordingly, Mr. Appel has sole voting and dispositive power with respect to these shares.

(f)	Does not include 30,000 shares beneficially owned by a trust of which Messrs. Hayward-Surry and Shelley are two of the three trustees. The trustees have sole voting and dispositive power with respect to these shares.

(g)	Includes 22,598 shares owned by two trusts established for the benefit of Mr. Krasnoff’s children. Mr. Krasnoff is trustee of these trusts and as such has sole voting and dispositive power with respect to the shares owned by the trusts. Also includes 1,036 shares owned by Mr. Krasnoff’s wife and as to which Mr. Krasnoff disclaims voting or dispositive power.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”) and the rules thereunder of the Securities and Exchange Commission require the Company’s directors and officers to file reports of their ownership and changes in ownership of Common Stock with the Commission. Personnel of the Company generally prepare these reports on the basis of information obtained from each director and officer. Based on such information, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its directors and officers during the fiscal year ended July 29, 2000 were filed on time except that the following reports were filed late: (1) one report for a sale of Common Stock by Donald Stevens, a Senior Vice President; (2) one report for the conversion of restricted stock units into Common Stock under the Management Plan for Viraj Patel upon his resignation as Corporate Controller; and (3) one report for the conversion of restricted stock units into Common Stock under the Management Plan by Erwin Kirnbauer upon his retirement as a Senior Vice President.

INFORMATION CONCERNING INDEPENDENT AUDITORS

      KPMG LLP acted as the Company’s independent auditors for the fiscal year ended July 29, 2000 and has been selected to act in that capacity in fiscal 2001. It is anticipated that representatives of KPMG LLP will be present at the meeting to respond to appropriate questions and will have an opportunity, if they desire, to make a statement.

ANNUAL REPORTS

      The Company’s Annual Report on Form 10-K for the fiscal year ended July 29, 2000, will be filed with the Securities and Exchange Commission before the end of October, as required by law. Shareholders may obtain a copy of the Form 10-K Report upon written request to Diane Foster, Director of Investor Relations, Pall Corporation, 25 Harbor Park Drive, Port Washington, N.Y. 11050-4630, fax 516-484-3649. In response to such request, the Company will furnish without charge the Form 10-K Report, including financial statements and financial schedules and a list of exhibits. Copies of exhibits will be furnished on request; the Company reserves the right to charge a reasonable fee for exhibits.

      The Company’s Annual Report to shareholders for the fiscal year ended July 29, 2000 is being furnished concurrently herewith to shareholders of record at the record date for the meeting. Additional copies of the Annual Report to shareholders may be obtained upon request to Diane Foster by telephone at 516-484-3600 or in writing at the address or fax number in the preceding paragraph. The Annual Report to shareholders and the Form 10-K Report are also available on the Company’s website, www.pall.com.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

      In order to be considered for inclusion in the Company’s proxy statement and form of proxy for the 2001 annual meeting of shareholders, any shareholder proposal must be received by the Secretary of the Company prior to June 20, 2001. In addition, the form of proxy issued with the Company’s proxy statement for the 2001 annual meeting will confer discretionary authority to vote for or against any proposal made by a shareholder at the annual meeting and which is not included in the Company’s proxy statement. However, under the rules of the Securities and Exchange Commission, such discretionary authority may not be exercised if the shareholder proponent has given the Secretary of the Company notice of such proposal prior to September 4, 2001 and certain other conditions provided for in the Commission’s rules have been satisfied.

October 18, 2000

                                PALL CORPORATION

                         1998 EMPLOYEE STOCK OPTION PLAN

         Pall Corporation (the "Company"), in order to retain and attract personnel for positions of responsibility with the Company and its subsidiaries and to provide additional incentive to such personnel by offering them an opportunity to obtain a proprietary interest in the Company, hereby authorizes options to be granted to Aexecutive officers" and Aeligible employees" (as those terms are hereinafter defined) of the Company and its subsidiaries to purchase shares of Common Stock of the Company ("shares") upon the terms and conditions described below in this Pall Corporation 1998 Employee Stock Option Plan (the
"Plan").

         1.       Administration of the Plan. The Plan shall be administered, and the options under the Plan shall be granted, by the Compensation Committee of the Company as from time to time constituted (the "Committee"). The Committee shall consist of not less than three members of the Board of Directors who are appointed by the Board and are (i) "Non-Employee Directors" as defined in Rule
16b-3 of the Securities and Exchange Commission (the "Commission") under the
Securities Exchange Act of 1934 (the "Exchange Act") or any successor regulation, and (ii) Aoutside directors" as defined in the regulations of the
Internal Revenue Service under Section 162(m) of the Internal Revenue Code of
1986 as amended (the "Code"). The members of the Committee shall serve, without compensation, at the pleasure of the Board. Subject to the provisions of the
Plan, the Committee shall be authorized to interpret the Plan and the options granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of the options described in Section 4 hereof, and to make all other decisions necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option in the manner and to the extent the Committee deems desirable to carry it into effect. Any decision of the Committee in the administration of the
Plan, as described herein, shall be final and conclusive. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. No member of the
Committee shall be liable for anything done or omitted to be done by him or her or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

         2. Number of Shares Subject to Option. The aggregate number of shares which may be issued under the Plan is eight million (8,000,000) shares of Common
Stock of the Company. Such shares may be either authorized but unissued or reacquired shares. If after July 7, 1998 the Company effects one or more stock splits, stock dividends, combinations, exchanges of shares or similar capital adjustments, the number and kind of shares with respect to which options may be granted under the Plan, the number of shares which may be granted to any individual as limited by Section 3 hereof, the number and kind of shares subject to each outstanding option and the option

price per share under each such option shall be proportionately and appropriately adjusted by the Committee. If any option granted under the Plan, or any portion thereof, shall expire or terminate for any reason without having been exercised in full, the shares with respect to which it has not been exercised shall be available for further options under the Plan.

         With respect to incentive stock options granted under this Plan and under all stock option plans of the Company and its parent and subsidiary corporations, the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which such incentive stock options are exercisable for the first time by the optionee during any calendar year shall not exceed $100,000.

         3.       Eligible Optionees. Options may be granted only (a) to
executive officers of the Company as that term is defined in Rule 405 of the
Securities and Exchange Commission under the Securities Act of 1933 as amended
(the "Securities Act") or successor regulation ("executive officers"), and (b)
to other employees (including officers) of the Company and of such other corporations as are subsidiary corporations of the Company at the time of grant who, in the judgment of the Committee, are in a position to contribute significantly to the Company's success ("eligible employees"). The Committee is hereby given the authority to select the particular executive officers and eligible employees to whom options under the Plan are to be granted, to determine the number of shares to be optioned to each such executive officer and eligible employee (except that options may not be granted under this Plan to any individual during any period of 24 consecutive months on more than an aggregate of 300,000 shares, subject to adjustment in accordance with the third sentence of Section 2 hereof) and to grant one or more options under the Plan to any such executive officer or eligible employee from time to time, irrespective of whether one or more options have been granted to such individual under previous stock option plans of the Company. In exercising its authority under the foregoing provisions of this paragraph, each member of the Committee, as authorized by '717(a) of the New York Business Corporation Law, shall be entitled to rely on information, opinions, reports and statements prepared or presented by (i) one or more officers of the Company or any subsidiary of the
Company whom the member believes to be reliable and competent in the matters presented or (ii) counsel, public accountants or other persons as to matters which the member believes to be within such person's professional or expert competence. Nothing in the Plan or in any option granted under the Plan shall confer any rights on any officer or other employee to continue in the employ of the Company or any of its subsidiary corporations or shall interfere in any way with the right of the Company or any of its subsidiary corporations, as the case may be, to terminate his or her employment at any time.

         4.       Terms of Options. Options granted under the Plan may be
"incentive stock options" meeting the requirements for such options prescribed by Section 422 of the Code, or may be options not so qualifying as incentive stock options ("nonqualified options"). The determination as to whether or not an option granted under the Plan is intended to be an incentive stock option shall be made by the Committee.

                                      -2-

         Each option granted under the Plan shall comply with the following terms and conditions:

                  (a)      The option price shall be the fair market value of
         the shares subject to the option at the time the option is granted.
         Fair market value shall be as determined in good faith by the
         Committee. In no event shall the option price be less than the par value of the shares.

                  (b)      The option shall not be transferable by the optionee
         otherwise than by will or the laws of descent and distribution, and shall be exercisable during his or her lifetime only by him or her except that, at the discretion of the Committee, a nonqualified option may provide that the option is transferable to any "family member" of the optionee, as the term "family member" is defined in the General
         Instructions to Form S-8 promulgated by the Commission under the
         Securities Act.

                  (c)      An option shall not be exercisable

                           (i)      after the expiration of ten years from the
                                    date it is granted (the "date of grant");
                                    and

                           (ii)     unless counsel for the Company shall be
                                    satisfied that the issuance of shares upon
                                    exercise will be in compliance with the
                                    Securities Act and applicable state laws;
                                    and

                           (iii)    unless written notice of exercise, in form
                                    satisfactory to the Committee, is given to
                                    the Company; and

                           (iv)     unless the optionee has been, at all times
                                    during the period beginning with the date of
                                    grant of an option and ending on the date of
                                    exercise thereof, an employee of the Company
                                    or of one of its subsidiary corporations, or
                                    of a corporation or a parent or subsidiary
                                    of a corporation assuming the option in a
                                    transaction to which Section 424(a) of the
                                    Code applies, except that

                                    (A)      if the optionee shall cease to be
                                             an employee by reason of his or her
                                             disability or by reason of his or
                                             her retirement under an approved
                                             retirement program of the Company
                                             or a subsidiary thereof while
                                             holding an option which has not
                                             expired and has not been fully
                                             exercised, the option shall remain
                                             in full force and effect and may be
                                             exercised in accordance with its
                                             terms until it expires by its terms
                                             by the passage of time or is
                                             canceled or terminated in
                                             accordance with its terms (it being
                                             understood, however, that incentive
                                             stock option federal

                                      -3-

                                             income tax treatment will not be
                                             accorded with respect to an option
                                             exercise made more than three
                                             months after the optionee ceased to
                                             be an employee by reason of such
                                             retirement or one year after he
                                             ceased to be an employee by reason
                                             of disability within the meaning of
                                             Section 22(e)(3) of the Code or
                                             successor section); and

                                    (B)      if any person to whom an option has
                                             been granted shall die holding an
                                             option which has not been fully
                                             exercised, his or her estate or any
                                             person who acquired the right to
                                             exercise the option by bequest or
                                             inheritance or by reason of the
                                             death of such person may, at any
                                             time within one year after the date
                                             of such death (but in no event
                                             after the option has expired by its
                                             terms by the passage of time or has
                                             been canceled or terminated in
                                             accordance with its terms) exercise
                                             the option with respect to any
                                             shares as to which the decedent
                                             could have exercised the option at
                                             the time of his or her death; and

                           (v)      unless the person exercising the option
                                    makes payment to the Company in full in
                                    United States dollars by cash or check of
                                    such amount as is sufficient to satisfy the
                                    Company's obligation, if any, to withhold
                                    federal, state and local taxes by reason of
                                    such exercise or makes such other
                                    arrangement satisfactory to the Committee as
                                    will enable the Company to satisfy such
                                    obligation.

                  (d)      Each option granted under the Plan shall be evidenced
         by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and all applicable laws and regulations and shall be subject to such terms and conditions relating to the time at which the option may first be exercised and the number of shares with respect to which it may thereafter be exercised from time to time (for example, in cumulative annual or other periodic installments), and to such additional terms and conditions not inconsistent with the Plan or applicable laws and regulations, as the
         Committee may in its discretion determine. Each nonqualified option granted under the Plan shall state that it is not to be treated as an incentive stock option. Each option granted under the Plan shall require that the person exercising the option shall, at the time notice of exercise is given pursuant to Section 4(c)(iii) hereof, make full payment in United States dollars by cash or check of the option exercise price of the shares being acquired except that, at the election of the Committee, an option may provide that, at the time notice of exercise is given pursuant to Section 4(c)(iii) hereof, the person exercising the option, at his or her election, shall either make full payment in United States dollars by cash or check of the option exercise price of the shares being acquired (sometimes hereafter called the "purchase price") or agree to pay such purchase price on an installment payment basis on the following terms and conditions:

                                      -4-

                           (i)      The installments payable shall be the
                                    minimum amounts required to be paid by
                                    Section 221.4(b) of Regulation U of the
                                    Board of Governors of the Federal Reserve
                                    System as in effect as of the date of
                                    exercise of the option (hereinafter
                                    "Regulation U") or such greater installment
                                    payments as the Committee may prescribe.

                           (ii)     The person exercising the option shall not
                                    be required to pay interest to the Company
                                    on the unpaid balance of the purchase price.

                           (iii)    The unpaid balance of the purchase price
                                    shall be immediately payable in full upon
                                    demand made by the Company to the optionee
                                    (or to the successor owner of the stock if
                                    the optionee has died).

                           (iv)     The shares for which the option is exercised
                                    shall be issued to and registered in the
                                    name of the person exercising the option but
                                    shall be endorsed by the person exercising
                                    the option in blank (either on the
                                    certificate or on a separate stock power)
                                    and held by the Company as collateral
                                    security for the unpaid balance of the
                                    purchase price. The person exercising the
                                    option shall not be permitted to sell,
                                    withdraw, pledge or otherwise dispose of all
                                    or any part of such collateral except at a
                                    time when such sale, withdrawal, pledge or
                                    other disposition is permitted by Regulation
                                    U. Subject to compliance with the
                                    immediately preceding sentence, the person
                                    exercising the option shall have the right
                                    at any time and from time to time to
                                    withdraw part or all of the shares from the
                                    collateral so held by the Company upon
                                    payment of the unpaid balance of the
                                    purchase price of the shares withdrawn. For
                                    purposes of determining such unpaid balance,
                                    each payment made otherwise than to obtain
                                    withdrawal of shares under the immediately
                                    preceding sentence shall be applied pro rata
                                    to all shares which at the time of such
                                    payment are held by the Company as
                                    collateral for the payment of the purchase
                                    price by the person exercising the option.
                                    Upon default by the person exercising the
                                    option in the making of any payment due
                                    under the foregoing provisions of this
                                    subparagraph (d), the Company shall have
                                    with respect to the collateral all of the
                                    rights of a secured party under the Uniform
                                    Commercial Code as in effect in the State of
                                    New York.

                                      -5-

                                    (E)      The person exercising an option
                                             shall be entitled, from the date of
                                             exercise of such option, to all of
                                             the rights of a shareholder,
                                             including the right to vote the
                                             shares and to receive and retain
                                             all dividends paid thereon.

                  (e)      The Committee is authorized in its discretion and
         with the consent of the optionee to make amendments, not in conflict with the Plan or any applicable law or regulation, in the terms of any option granted under the Plan.

                  (f)      In addition to the methods of payment of the option
         exercise price authorized by subparagraph (d) next above, the option may provide that the person exercising the option, at his or her election, shall have the right to make payment at the time of exercise by delivering to the Company shares of Common Stock of the Company having a total fair market value equal to the option exercise price, or a combination of cash and such shares having a total fair market value equal to the option exercise price, provided, however, that all shares so delivered must have been beneficially owned by the person exercising the option for at least six months prior to the option exercise date and, upon request, the Company shall be given satisfactory proof of such beneficial ownership. For the purposes of the preceding sentence, the fair market value of a share of Common Stock shall be the mean between the high and low sale prices of the Common Stock on the trading day preceding the option exercise date as such prices are reported by and for the New York Stock Exchange, Inc. Composite Transactions.
         Certificates representing shares delivered to the Company pursuant to this paragraph shall be duly endorsed or accompanied by appropriate stock powers, in either case with signature guaranteed if so required by the Company.

         5.       Change in Control.

                  (a)      In the event of a AChange in Control" of the Company
         (as defined in paragraph (b) below), options outstanding under the Plan on the day preceding the date on which the Change in Control occurs (x)
         shall become exercisable in full on the date of the Change in Control
         (i.e., to the extent that any such option or portion thereof is not yet exercisable, the right to exercise such option in full shall be accelerated) and (y) shall remain fully exercisable, irrespective of whether the optionee ceases to be an employee of the Company or a subsidiary, until the date on which the option would otherwise expire by its terms by the passage of time.

                  (b)      A "Change in Control" for purposes of the Plan shall
         mean the occurrence of any of the following:

                           (i)      the "Distribution Date" as defined in
                                    Section 3 of the Rights Agreement dated as
                                    of November 17, 1989 between the Company and

                                      -6-

                                    United States Trust Company of New York, as
                                    Rights Agent as the same may have been
                                    amended or extended to the time in question
                                    or in any successor agreement (the "Rights
                                    Agreement"); or

                           (ii)     any event described in Section 11(a)(ii)(B)
                                    of the Rights Agreement; or

                           (iii)    any event described in Section 13 of the
                                    Rights Agreement, or

                           (iv)     the date on which the number of duly elected
                                    and qualified directors of the Company who
                                    were not either elected by the Company=s
                                    Board of Directors or nominated by the Board
                                    of Directors or its Nominating Committee for
                                    election by the shareholders shall equal or
                                    exceed one-third of the total number of
                                    directors of the Company as fixed by its
                                    by-laws;

         provided, however, that no Change in Control shall be deemed to have occurred, and no rights arising upon a Change in Control pursuant to paragraph (a) of this Section 5 shall exist, to the extent that the
         Board of Directors of the Company so determines by resolution adopted prior to the Change in Control. Any such resolution may be rescinded or countermanded by the Board at any time. If the Board so determines by such resolution, and such resolution has not been rescinded or countermanded as permitted by the preceding sentence, the Board shall have the right to authorize (I) the cancellation and termination of all options then outstanding as of a date to be fixed by the Board, provided, however, that not less than 30 days written notice of the date so fixed shall be given to each optionee, and each optionee shall have the right during such period (irrespective of whether the optionee ceases to be an employee of the Company or a subsidiary during such period) to exercise his or her option as to all or any part of the shares covered thereby, including any shares as to which the option has not yet become exercisable, or (II) the substitution for each outstanding option of a new option meeting the requirements of Section
         424(a) of the Code.

         6.       Interpretation. The words "employee", "own", "outstanding" and
"disposition", the term "subsidiary corporation" and any other words or terms used in the Plan or in the options granted under the Plan which are defined or used in Section 422 or 424 of the Code shall, unless the context clearly requires otherwise, have the meanings assigned to them therein, irrespective of whether or not such options are incentive stock options.

         7.       Reports and Returns. The appropriate officers of the Company shall cause to be filed, or furnished to all employees to whom options have been granted, any reports, returns or other information regarding the options granted hereunder or any shares issued pursuant to the exercise thereof as may be required by the Code, the Securities Act, the Exchange Act, the Employee
Retirement Income Security Act of 1974, Regulation U or any other applicable statute, rule or regulation, as any such statute, rule or regulation has been amended to the time in question.

                                      -7-

         8.       Amendment. The Plan may be amended at any time and from time to time by the Board of Directors of the Company, but no amendment increasing the aggregate number of shares which may be issued under options granted pursuant to the Plan or affecting this sentence shall be effective unless the same be approved by the shareholders of the Company not later than the date 12 months after the Board adopts the amendment. No amendment of the Plan shall alter or impair any of the rights or obligations of any person, without his or her consent, under any option theretofore granted under the Plan.

         9.       Termination. The Plan shall terminate upon the earlier of the following dates or events to occur:

                  (a)      upon the adoption of a resolution of the Board of
         Directors of the Company terminating the Plan; or

                  (b)      July 6, 2008.

         No termination of the Plan shall alter or impair any of the rights or obligations of any person, without his or her consent, under any option theretofore granted under the Plan.

         10.      Shareholder Approval. The Plan shall be submitted to the
shareholders of the Company for their approval before July 7, 1999. No option granted hereunder shall be exercisable until such approval has been obtained. If the shareholders do not approve the Plan before July 7, 1999, the Plan shall terminate and any options theretofore granted hereunder shall thereupon be void without further action of the Company. The shareholders shall be deemed to have approved the Plan only if it is approved at a meeting of the shareholders duly held before July 7, 1999, by vote taken in the manner required by the laws of the State of New York.

[Note:  This Plan was adopted by the
Board of Directors on July 7, 1998,
approved by shareholders at the annual
meeting on November 19, 1998 and amended
by the Board of Directors on July 12, 2000
subject to shareholder approval at the annual
meeting to be held on November 15, 2000]

                                      -8-

X    PLEASE MARK VOTES
     AS IN THIS EXAMPLE

                                PALL CORPORATION

Mark box at right if an address change or comment has been  [ ]
noted on the reverse side of this card.

CONTROL NUMBER:
RECORD DATE SHARES:

Please be sure to sign and date this Proxy.             Date

--------------------------------------------------------------------------------
Shareholder sign here                    Co-owner sign here

1.  Election of Directors:

    (01) DANIEL J. CARROLL, JR.          FOR ALL       WITH        FOR ALL
    (02) ERIC KRASNOFF                  NOMINEES       HOLD         EXCEPT
    (03) EDWARD L. SNYDER
    (04) JAMES D. WATSON                  [  ]         [  ]          [  ]

IF YOU WISH TO WITHHOLD AUTHORITY FOR ANY PARTICULAR NOMINEE(S), MARK THE "FOR
ALL EXCEPT" BOX AND PRINT THE NAME(S) OF SUCH NOMINEE(S) BELOW.

--------------------------------------------------------------------------------

                                                       FOR   AGAINST   ABSTAIN

2.   Approval of amendment to the 1998 Employee
     Stock Option Plan.                                [  ]    [  ]     [  ]

3.   The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at said meeting or any adjournment thereof.

DETACH CARD                                                          DETACH CARD

VOTE BY TELEPHONE

It's fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone

FOLLOW THESE FOUR EASY STEPS:

1.   READ THE ACCOMPANYING PROXY STATEMENT AND THIS PROXY CARD.

2.   CALL THE TOLL-FREE NUMBER
     1-877-PRX-VOTE
     (1-877-779-8683).
     THERE IS NO CHARGE FOR THIS CALL.

3.   ENTER YOUR CONTROL NUMBER LOCATED ABOVE ON THIS PROXY CARD.

4.   FOLLOW THE RECORDED INSTRUCTIONS.

YOUR VOTE IS IMPORTANT!

Call 1-877-PRX-VOTE anytime!

VOTE BY INTERNET

It's fast, convenient, and your vote is immediately confirmed and posted. FOLLOW
THESE FOUR EASY STEPS:

1.   READ THE ACCOMPANYING PROXY STATEMENT AND THIS PROXY CARD.

2.   GO TO THE WEBSITE
     HTTP://WWW.EPROXYVOTE.COM/PLL

3.   ENTER YOUR CONTROL NUMBER LOCATED ABOVE ON THIS PROXY CARD.

 4.   FOLLOW THE INSTRUCTIONS PROVIDED.

YOUR VOTE IS IMPORTANT!
Go to HTTP://WWW.EPROXYVOTE.COM/PLL anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

                                PALL CORPORATION

               ANNUAL MEETING OF SHAREHOLDERS - NOVEMBER 15, 2000

The undersigned hereby appoints ERIC KRASNOFF, JEREMY HAYWARD-SURRY and HEYWOOD
SHELLEY, and each of them, with full power of substitution, proxies of the undersigned to vote all shares of the Common Stock of Pall Corporation (the
"Company") which the undersigned would be entitled to vote if present at, and to act for the undersigned at, the annual meeting of shareholders of the Company to be held on Wednesday, November 15, 2000, at 11:00 a.m., and at any adjournment thereof, on the matters indicated on the reverse side hereof.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY AND, WHEN
PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SPECIFIED
ON THE REVERSE SIDE. IF YOUR PROXY IS PROPERLY SIGNED AND DELIVERED BUT
SPECIFIES NO INSTRUCTIONS, IT WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR
DIRECTOR NAMED ON THE REVERSE SIDE HEREOF (OR FOR A SUBSTITUTE NOMINEE IF ANY OF
THOSE NAMED SHOULD BECOME UNAVAILABLE) AND FOR APPROVAL OF THE AMENDMENT TO THE
1998 EMPLOYEE STOCK OPTION PLAN. ON ANY OTHER BUSINESS WHICH MAY PROPERLY COME
BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF
THE PERSONS NAMED ABOVE AS PROXIES. PLEASE VOTE, SIGN, DATE AND RETURN THIS
PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE: Please sign on the reverse side exactly as your name(s) appear(s) hereon.
Joint owners should each sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian or corporate officer, please give full title as such.

HAS YOUR ADDRESS CHANGED?                             DO YOU HAVE ANY COMMENTS?

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